UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

MICHAEL KORS HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-35368	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Kingsway

London, United Kingdom

WC2B 6UF

(Address of principal executive offices)

44 207 632 8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on September 24, 2018, Michael Kors Holdings Limited (the “Company”) entered into a Stock Purchase Agreement with certain members of the Versace family and certain affiliates of The Blackstone Group L.P., as well as a related stock purchase agreement with certain management members of Gianni Versace S.p.A. (“Versace”), providing for, among other things, the acquisition by the Company of, directly or indirectly, 100% of the outstanding equity interests of Versace (the “Acquisition”).

As previously disclosed, on November 15, 2018, the Company entered into a third amended and restated senior unsecured credit facility (as amended, the “2018 Credit Facility”) with, among others, JPMorgan Chase Bank, N.A., as administrative agent. In connection with the Acquisition, on December 21, 2018, the Company borrowed $1.6 billion in term loans under the 2018 Credit Facility and $350 million under its $1.0 billion revolving credit facility provided for under the 2018 Credit Facility to pay a portion of the Acquisition consideration and other fees and expenses related thereto. The proceeds borrowed under the 2018 Credit Facility will be held in escrow until immediately prior to the consummation of the Acquisition.

Descriptions of the material terms of the 2018 Credit Facility are included under Item 1.01 of the Company’s Current Report on Form 8-K filed on November 16, 2018, which is incorporated herein by reference.

Item 8.01. Other Events.

The Company has received all necessary antitrust approvals to complete the Acquisition and currently expects to close the Acquisition on or about December 31, 2018.

In connection with the closing of the Acquisition, the Company plans to change its name to “Capri Holdings Limited,” which is expected to be effective on or about December 31, 2018. The Company currently expects that, commencing on January 2, 2019, the Company’s New York Stock Exchange ticker will be “CPRI.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations. The Company’s forward-looking statements should not be relied upon except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence unanticipated events. Readers are also urged to carefully review and consider the various disclosures the Company has made in this Current Report, as well as the Company’s other filings with the Securities and Exchange Commission (“SEC”). In particular, see the Company’s Annual Report on Form 10-K, filed with the SEC on May 30, 2018, and its most recent Quarterly Report on Form 10-Q, filed with the SEC on November 7, 2018, copies of which are available upon request from the Company. The Company does not assume any obligation to update the forward-looking information contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICHAEL KORS HOLDINGS LIMITED

Date: December 21, 2018	By:	/s/ Krista A. McDonough
Name: Krista A. McDonough
Title: Senior Vice President, General Counsel